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Household Finance Corporation
Household Revolving Home Equity Loan Trust 1996-2
Revolving Home Equity Loan Asset Backed Certificates - Series
1996-2
P & S Agreement Date:              November 1, 1996
Original Settlement Date:           November 26, 1996
Series Number of Class A-1 Certificates:     441919AK3

Original Sale Balance:             $776,373,000
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                    Sum of 1/21/97 - 12/22/97
1997 AGGREGATE PAYMENTS

             Distribution Dates

Distribution Date
                        Total 1997 (1)

Class A-1 Interest Distributed
                        44,349,499.64
Class A-1 Interest Pymt Factor (per 1,000)
                        57.123959282

Investor Principal Distribution A-1
                        99,694,010.94
Class A-1 Principal Pymt Factor (per 1,000)
                        128.409940763

Ending Class A-1 Principal Outstanding
Class A-1 Pool Factor


(1) These amounts represent cash distributions paid by the trust during the 1997 calendar year.
      As such, they do not represent the economic accrual of interest for tax purposes.